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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               WILLIAM BLAIR FUNDS


                                   SECTION 1

                    DECLARATION OF TRUST AND PRINCIPAL OFFICE
                    -----------------------------------------

       1.1    Agreement and Declaration of Trust. These By-Laws shall be subject
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to the Declaration of Trust, as from time to time in effect, of William Blair
Funds, a Delaware business trust established by the Declaration of Trust (the "Trust").

       1.2    Principal Office of the Trust. The principal office of the Trust
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shall be located at 222 W. Adams Street, Chicago, Illinois 60606.

                                   SECTION 2

                                  SHAREHOLDERS
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       2.1    Shareholder Meetings. A meeting of the shareholders of the Trust
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or of any one or more series of shares may be called at any time by the
Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled under the Declaration of Trust to vote by individual series at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

       2.2    Place of Meetings. All meetings of the shareholders shall be held
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at the principal office of the Trust or at such other place within the United
States as shall be designated by the Trustees or the president of the Trust.

       2.3    Notice of Meetings. A written notice of each meeting of
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shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

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       2.4      Ballots.  No ballot shall be required for any election unless
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requested by a shareholder present or represented at the meeting and entitled to vote in the election.

       2.5      Proxies. Shareholders entitled to vote may vote either in person
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or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                                   SECTION 3

                                   TRUSTEES
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       3.1      Committees and Advisory Board. The Trustees may appoint from
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their number an executive committee and other committees. Except as the Trustees may otherwise determine, and subject to the provisions of the Declaration of Trust, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than one nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

       3.2      Nominating Committee of Disinterested Directors. The Trustees
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who are not interested persons (as defined in the Investment Company Act of
1940) of the Trust shall, without any action by the Board of Trustees, constitute a Nominating Committee that has all the powers of the Board of Trustees in the selection and nomination for election or appointment to the Board of Trustees of Trustees who are not interested persons (as so defined) of the Trust. The Chairman of the Nominating Committee shall be elected by the Nominating Committee. The Nominating Committee may fix its own rules of procedure and may meet when and as provided by such rules.

       3.3      Regular Meetings. Regular meetings of the Trustees may be held
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without call or notice at such places and at such times as the trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

       3.4      Special Meetings. Special meetings of the Trustees may be held
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at any time and at any place designated in the call of the meeting, when called by the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

       3.5      Compensation  of Trustees. No Trustee shall receive any stated
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salary or fees from the Trust for his or her services as such if such Trustee is, as director, officer, or employee

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of the Trust's investment adviser, administrator or principal underwriter, if any. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services in such manner and such amounts as may from time to time be voted by the Board of Trustees.

       3.6     Notice. It shall be sufficient notice to a Trustee to send notice
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by mail or electronic transmission at least seventy-two hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

       3.7     Quorum. At any meeting of the Trustees one-third of the Trustees
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then in office shall constitute a quorum; provided, however, a quorum shall not be less than two (except at such time as there is only one Trustee). Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   SECTION 4

                               OFFICERS AND AGENTS
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       4.1     Enumeration; Qualification. The officers of the Trust shall be a
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president, a vice president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

       4.2     Powers. Subject to the other provisions of these By-Laws, each
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officer shall have, in addition to the duties and powers herein and in the
Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

       4.3     Election. The president, the vice president, the treasurer and
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the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

       4.4     Tenure. The president, the vice president, the treasurer and the
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secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office

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at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

       4.5     President. The President shall, in the absence of the Chairman,
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preside at all meetings of the shareholders and Board of Trustees. The President shall have power to sign all certificates for shares of beneficial interest. The President shall perform such other duties as the Board of Trustees shall from time to time prescribe. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Trust or a different mode of execution is expressly prescribed by the Board of Trustees or these Bylaws or where otherwise required by law, the President may execute any documents or instruments which the Board has authorized to be executed or the execution of which is in the ordinary course of the Trust's business.

       4.6     Vice President. In the absence of the president or in the event
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of his inability or refusal to act, the vice president shall perform the duties of the president. The vice president shall perform such other duties as from time to time may be prescribed by the president or the Board of Trustees.

       4.7     Treasurer and Assistant Treasurer. Subject to any arrangement
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made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, the treasurer shall be in charge of the Trust's valuable papers and shall keep or cause to be kept correct and complete books and records of account. The treasurer shall keep such records of the financial transactions of the Trust as the Board of Trustees shall prescribe. The treasurer shall have power to sign all certificates for shares of beneficial interest, if authorized by the Trustees, and shall perform such other duties as from time to time may be prescribed by the president or the Board of Trustees. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

       4.8     Secretary and Assistant Secretary. The secretary shall record all
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proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid books.

                                   SECTION 5

                      RESIGNATIONS, RETIREMENT AND REMOVALS
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       Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the vice president or the secretary or to a meeting of the Trustees. No Trustee will stand for reelection as Trustee at any election held after such Trustee shall have reached 70 years of age, and, after his successor shall have been elected and qualify, such Trustee shall retire. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed, shall have any right to

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any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   SECTION 6

                                    VACANCIES
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         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the vice president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                                   SECTION 7

                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

         Certificates certifying the ownership of shares may be issued as the Trustees may authorize. In lieu of issuing certificates for shares, the Trustees or the transfer agent shall keep accounts upon the books of the Trust for the record holders of such shares, who shall be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. Any certificates issued shall be in such form as the Board of Trustees may from time to time prescribe, including on its face the name of the Trust, the name of the person to whom it is issued, and the class of shares and number of shares it represents. The certificate shall contain on its face or back either a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue or a statement that the Trust will furnish such statement or summary to any shareholder on request and without charge. Each certificate issued shall be signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Such signatures may be either manual or facsimile signatures. A certificate is valid whether or not an officer who signed it is still an officer when it is issued. Each certificate may be sealed with the actual seal of the Trust or a facsimile of it or in any other form.

                                   SECTION 8

                     RECORD DATE AND CLOSING TRANSFER BOOKS
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         The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

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                                   SECTION 9

                                      SEAL
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         The Board of Trustees may provide for a suitable seal for the Trust, in such form and bearing such inscriptions as it may determine.

                                   SECTION 10

                               EXECUTION OF PAPERS
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         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president, by the vice president, secretary, treasurer or assistant secretary or treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                   SECTION 11

                                   FISCAL YEAR
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         Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31.

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                                   SECTION 12

                                   AMENDMENTS
                                   ----------

         These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Approved:
September 8, 1999

Amended and Restated
October 23, 2001

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